Exhibit 10.2

FIRST EAGLE PRIVATE CREDIT FUND

SUBADVISORY AGREEMENT

This Subadvisory Agreement (this “Agreement”) is made as of March 30, 2023, by and among First Eagle Private Credit Fund, a Delaware statutory trust (the “Fund”), First Eagle Investment Management, LLC, a Delaware limited liability company (the “Adviser”), and First Eagle Alternative Credit, LLC, a Delaware limited liability company (the “Subadviser” and, together with the Adviser, the “Advisers”).

WHEREAS, the Fund is a newly organized closed-end management investment company that intends to elect to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (together with the rules promulgated thereunder, the “1940 Act”);

WHEREAS, the Fund has retained the Adviser to act as the investment adviser to the Fund pursuant to the Advisory Agreement, between the Fund and the Adviser, dated as of the date hereof (the “Advisory Agreement”); and

WHEREAS, the Subadviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (together with the rules promulgated thereunder, the “Advisers Act”);

WHEREAS, the Adviser desires to retain the Subadviser to assist it in fulfilling certain of its obligations under the Advisory Agreement and Subadviser is willing to perform the duties and responsibilities as Subadviser to the Fund.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Adviser, the Fund and the Subadviser hereby agree as follows:

1)

Appointment of the Subadviser. The Adviser hereby retains and appoints the Subadviser to provide the services set forth herein and the Subadviser hereby accepts the retention and appointment and agrees to provide such services for the period and upon the terms herein.

2)

Services to be Provided by the Subadviser. In connection with its obligations hereunder, the Subadviser shall, subject to the supervision of the Adviser and the board of trustees of the Fund (the “Board,” and each member thereof, a “Trustee”), furnish investment advisory services, including the purchase, retention and disposition of the Fund’s investments, in accordance with (i) the Fund’s investment objective, policies and restrictions as stated in the Fund’s registration statement on Form 10, as amended from time to time (the “Registration Statement”), (ii) in accordance with the 1940 Act and (iii) in accordance with all other applicable federal and state laws, rules and regulations, and the Fund’s Declaration of Trust (as defined below) and bylaws. Without limiting the generality of the foregoing, the Subadviser hereby undertakes and agrees, upon the terms and conditions herein set forth, to provide overall investment advisory services for the Fund and, in connection therewith, agrees to render the following services:

a)

determining the composition of the Fund’s portfolio, the nature and timing of the changes to the Fund’s portfolio and the manner of implementing such changes in accordance with the Fund’s investment objective, policies and restrictions;

b)

identifying investment opportunities and making investment decisions for the Fund, including negotiating the terms of investments in, and dispositions of, portfolio securities and other investments on the Fund’s behalf;

c)	monitoring the Fund’s investments;

d)	performing due diligence on prospective portfolio companies;

e)	exercising voting rights in respect of portfolio securities and other investments for the Fund;

f)	serving on, and exercising observer rights for, boards of directors and similar committees of the Fund’s portfolio companies;

g)	negotiating, obtaining and managing the Fund’s financing facilities and other forms of leverage; and

h)	providing the Fund with such other investment advisory and related services as the Fund may, from time to time, reasonably require for the investment of capital, which may include, without limitation:

i)	making, in consultation with the Fund’s Board, investment strategy decisions for the Fund;

ii)	reasonably assisting the Board and the Fund’s other service providers with the valuation of the Fund’s assets; and

iii)

directing investment professionals of the Subadviser or non-investment professionals of the Administrator (as defined below) to provide managerial assistance to portfolio companies of the Fund as requested by the Fund, from time to time.

In addition, after the Fund has filed a Registration Statement on Form N-2 to register its common shares of beneficial interest (“Shares”) under the Securities Act of 1933 (the “Securities Act”), and once such Registration Statement has been declared effective by the relevant securities regulators, the Fund expects to commence a continuous public offering registered under the Securities Act of the Shares, subject to certain minimum financial suitability standards (the “Public Offering”), but prior to the qualification of the Fund’s Shares as “Covered Securities,” as defined in Section 18 of the Securities Act, the following provisions in Section 2(i) – (j) shall apply.

i)

The Subadviser shall, upon request by an official or agency administering the securities laws of a state (a “State Administrator”), submit to such State Administrator the reports and statements required to be distributed to the Fund’s shareholders pursuant to Section 9(b) of this Agreement and any registration statement filed with the Securities and Exchange Commission (“SEC”).

j)

The Subadviser has a fiduciary responsibility and duty to the Fund for the safekeeping and use of all the funds and assets of the Fund, whether or not in the Subadviser’s immediate possession or control. The Subadviser shall not employ, or permit another to employ, such funds or assets except for the exclusive benefit of the Fund. The Subadviser shall not contract away any fiduciary obligation owed by the Subadviser to the Fund’s shareholders under common law.

Subject to the supervision of the Adviser and the Board, the Subadviser shall have the power and authority on behalf of the Fund to effectuate its investment decisions for the Fund, including the execution and delivery of all documents relating to the Fund’s investments and the placing of orders for other purchase or sale transactions on behalf of the Fund and causing the Fund to pay investment-related expenses. In the event that the Fund determines to acquire debt financing, the Subadviser will arrange for such financing on the Fund’s behalf. If it is necessary or appropriate for the Subadviser to make investments on behalf of the Fund through a special purpose vehicle, the Subadviser shall have authority to create or arrange for the creation of one or more such special purpose vehicle(s) and to make such investments through one or more such special purpose vehicle(s) in accordance with the 1940 Act.

The Subadviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

The Adviser acknowledges that the Subadviser makes no warranty that any investments made by the Subadviser hereunder will not depreciate in value or at any time not be affected by adverse tax consequences, nor does it give any warranty as to the performance or profitability of the assets or the success of any investment strategy recommended or used by the Subadviser.

The Subadviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for, represent, bind or obligate the Adviser or the Fund in any way or otherwise be deemed an agent of the Fund, except as specifically provided herein.

The Subadviser shall keep and preserve for the period required by the 1940 Act any books and records relevant to the provision of its investment advisory services to the Fund and shall specifically maintain all books and records in accordance with Section 31(a) of the 1940 Act with respect to the Fund’s portfolio transactions and shall render to the Fund’s Board such periodic and special reports as the Board may reasonably request. The Subadviser agrees that all records that it maintains for the Fund are the property of the Fund and will surrender promptly to the Fund any such records upon the Fund’s request, provided that the Subadviser may retain a copy of such records.

3)

Adviser Responsibilities and Expenses Payable by the Adviser. In connection herewith, the Subadviser agrees to maintain a staff within its organization to furnish the above services to the Adviser and the Fund. The Subadviser shall bear the expenses arising out of its duties hereunder, except as provided in this Section 3. Except as specifically provided below and above in Section 2 hereof, the Fund and Adviser anticipate that all investment professionals and staff of the Subadviser, when and to the extent engaged in providing investment advisory services to the Fund, and the base compensation, bonuses and benefits of such personnel and the routine overhead expenses (including rent, office equipment and utilities) allocable to such services, will be provided and paid for by the Subadviser. The Fund will bear all other costs and expenses of the Fund’s operations, administration and transactions, including, but not limited to:

a)	investment advisory fees, including the Base Management Fee and Incentive Fee, to the Adviser, both as defined in, and pursuant to, the Advisory Agreement;

b)

the Fund’s allocable portion of compensation, overhead (including rent, office equipment and utilities) and other expenses incurred by First Eagle Alternative Credit, LLC, in its capacity as administrator of the Fund (the “Administrator”) in performing its administrative obligations under the administration agreement between the Fund and the Administrator (the “Administration Agreement”), including but not limited to:

i)

the Fund’s Chief Compliance Officer, Chief Financial Officer, General Counsel, Head of Legal and Compliance and their respective staffs, which may include personnel at either the Adviser or Subadviser who assist such officers; investor relations, legal, operations and other non-investment professionals at the Administrator that perform duties for the Fund; and

ii)	any personnel of the Subadviser or any of its affiliates providing non-investment related services to the Fund; and

c)	all other expenses of the Fund’s operation, administration and transactions including, without limitation, those relating to:

i)

organization and offering expenses associated with any offering and any future issuance of preferred shares (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of participating intermediaries, reasonable bona fide due diligence expenses of participating intermediaries supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of the Fund’s transfer agent, fees to attend retail seminars sponsored by participating intermediaries and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, intermediaries, registered investment advisors or financial or other advisors);

ii)

all taxes, fees, costs, and expenses, retainers and/or other payments of accountants, legal counsel, advisors (including tax advisors or accounting services providers), administrators, auditors (including with respect to any additional auditing required under The Directive 2011/61/EU of the European Parliament and of the Council of 8 June 2011 on Alternative Investment Fund Managers and any applicable legislation implemented by an EEA Member state in connection with such Directive (the “AIFMD”)), investment bankers, administrative agents, paying agents, depositaries, custodians, trustees, sub-custodians, transfer agents, dividend agents, consultants (including individuals consulted through expert network consulting firms), engineers, senior advisors, industry experts, operating partners, deal sourcers (including personnel dedicated to but not employed by the Administrator or its affiliates in the credit-focused business of First Eagle), and other professionals and service providers (including, for the avoidance of doubt, the costs and charges allocable with respect to the provision of internal legal, tax, accounting, operations, treasury, valuation, technology or other services and professionals related thereto (including secondees and temporary personnel or consultants that may be engaged on short- or long-term arrangements) as deemed appropriate by the Administrator, with the oversight of the Board, where such internal personnel perform services that would be paid by the Fund if outside service providers provided the same services); fees, costs, and expenses herein include (x) costs, expenses and fees for hours spent by its in-house attorneys and tax advisors that provide legal or tax advice and/or services to the Fund or its portfolio companies on matters related to potential or actual investments and transactions and the ongoing operations of the Fund and (y) expenses and fees to provide administrative, operational, accounting, treasury, and valuation services to the Fund or its portfolio companies, and expenses, charges and/or related costs incurred directly by the Fund or affiliates in connection with such services (including overhead related thereto), in each case, (I) that are specifically charged or specifically allocated or attributed by the Administrator, with the oversight of the Board, to the Fund or its portfolio companies and (II) provided that any such amounts shall not be greater than what would be paid to an unaffiliated third party for substantially similar advice and/or services of the same skill and expertise;

iii)	the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

iv)	the cost of effecting any sales and repurchases of the Shares and other Fund securities;

v)	fees and expenses payable under any intermediary manager and selected intermediary agreements, if any;

vi)

interest and fees and expenses arising out of all borrowings, guarantees and other financings or derivative and hedging transactions (including interest, fees and related advisory and legal expenses) made or entered into by the Fund, including, but not limited to, the arranging thereof and related legal expenses;

vii)	all fees, costs and expenses of any loan servicers, loan agents, and other service providers and of any custodians, lenders, investment banks and other financing sources;

viii)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Fund’s assets for tax or other purposes;

ix)

expenses, including travel, entertainment, lodging and meal expenses, incurred by the Subadviser, or members of its investment team, or payable to third parties, in identifying, sourcing, evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Fund’s rights related thereto;

x)

expenses (including the allocable portions of compensation and out-of-pocket expenses such as travel expenses) or an appropriate portion thereof of employees of the Subadviser to the extent such expenses relate to attendance at meetings of the Board or any committees thereof;

xi)

all fees, costs and expenses, if any, incurred by or on behalf of the Fund in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including, without limitation any legal, tax, administrative, accounting, travel, meals, accommodations and entertainment, advisory, consulting and printing expenses, reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments and, if necessary, the expenses related to enforcing the Fund’s rights related to any prospective or potential investments that are not ultimately made;

xii)	the allocated costs incurred by the Subadviser and the Administrator in providing managerial assistance to those portfolio companies that request it;

xiii)

all brokerage costs, hedging costs, prime brokerage fees, custodial expenses, loan servicers, agent bank and other bank service fees; private placement fees and expenses, commissions, appraisal fees, commitment fees and underwriting costs; costs and expenses of any lenders, investment banks and other financing sources, and other investment costs, fees and expenses actually incurred in connection with developing, evaluating, making, holding, settling, clearing, monitoring or disposing of actual investments (including, without limitation, research, data, technology, travel, meals, accommodations and entertainment expenses and any expenses related to attending trade association and/or industry meetings, conferences or similar meetings), any costs or expenses relating to currency conversion in the case of investments denominated in a currency other than U.S. dollars and expenses arising out of trade settlements or loan closings (including any delayed compensation expenses);

xiv)

investment costs, including all fees, costs and expenses incurred in sourcing, evaluating, developing, negotiating, structuring, trading (including trading errors), settling, monitoring and holding prospective or actual investments or investment strategies including, without limitation, any financing, legal, filing, auditing, tax, accounting, compliance, loan agenting and administration, treasury, valuation, travel, meals, accommodations and entertainment, advisory, research, consulting, engineering, data-related and other professional fees, costs and expenses in connection therewith (to the extent the Subadviser is not reimbursed by a prospective or actual issuer of the applicable investment or other third parties or capitalized as part of the acquisition price of the transaction) and any fees, costs and expenses related to the organization or maintenance of any vehicle through which the Fund directly or indirectly participates in the acquisition, holding and/or disposition of investments or which otherwise facilitate the Fund’s investment activities, including without limitation any travel and accommodations expenses related to such vehicle and the salary and benefits of any personnel (including personnel of the Subadviser or its affiliates) reasonably necessary and/or advisable for the maintenance and operation of such vehicle, or other overhead expenses (including any fees, costs and expenses associated with the leasing of office space (which may be made with one or more affiliates of First Eagle as lessor in connection therewith));

xv)	fees and expenses associated with marketing efforts;

xvi)	federal and state registration fees, franchise fees, any stock exchange listing fees and fees payable to rating agencies;

xvii)

independent Trustees’ fees and expenses including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent Trustees;

xviii)

costs of preparing financial statements and maintaining books and records, costs of Sarbanes-Oxley Act of 2002 compliance and attestation and costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority (“FINRA”), U.S. Commodity Futures Trading Commission (“CFTC”) and other regulatory bodies and other reporting and compliance costs, including registration and exchange listing costs, and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

xix)

all fees, costs and expenses associated with the preparation and issuance of the Fund’s periodic reports and related statements (e.g., financial statements and tax returns) and other internal and third-party printing (including a flat service fee), publishing (including time spent performing such printing and publishing services) and reporting-related expenses (including other notices and communications) in respect of the Fund and its activities (including internal expenses, charges and/or related costs incurred, charged or specifically attributed or allocated by the Fund or the Subadviser or its affiliates in connection with such provision of services thereby);

xx)

the costs of preparing and filing any registration statements, reports, prospectuses, proxy statements, other documents required by the SEC or other notices to shareholders (including printing and mailing costs) and the costs of any shareholder or Trustee meetings;

xxi)	proxy voting expenses;

xxii)	costs of registration rights granted to certain investors;

xxiii)

any taxes and/or tax-related interest, fees or other governmental charges (including any penalties incurred where the Subadviser lacks sufficient information from third parties to file a timely and complete tax return) levied against the Fund and all expenses incurred in connection with any tax audit, investigation, litigation, settlement or review of the Fund and the amount of any judgments, fines, remediation or settlements paid in connection therewith;

xxiv)

all fees, costs and expenses of any litigation, arbitration or audit involving the Fund, any of its vehicles or its portfolio companies and the amount of any judgments, assessments fines, remediations or settlements paid in connection therewith; Trustees and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification by the Fund) or extraordinary expense or liability relating to the affairs of the Fund;

xxv)

all fees, costs and expenses associated with the Fund’s information, obtaining and maintaining technology (including the costs of any professional service providers), hardware/software, data-acquisition and related communication costs, market and portfolio company data and research (including news and quotation equipment and services and including costs allocated by the Subadviser’s or its affiliates’ internal and third-party research group (which are generally based on time spent, assets under management, usage rates, proportionate holdings or a combination thereof or other reasonable methods determined by the Administrator) and expenses and fees (including compensation costs) charged or specifically attributed or allocated by Subadviser and/or its affiliates for technology and data-related services noted herein that are provided to the Fund and/or its portfolio companies (including in connection with prospective investments) such as financial spreading, each including expenses, charges, fees and/or related costs of an internal nature; provided, that any such expenses, charges or related costs shall not be greater than what would be paid to an unaffiliated third party for substantially similar services) reporting costs (which includes notices and other communications and internally allocated charges), and dues and expenses incurred in connection with membership in industry or trade organizations;

xxvi)

the costs of specialty and custom software for monitoring risk, compliance and the overall portfolio, including any development costs incurred prior to the filing of the Fund’s election to be treated as a business development company;

xxvii)	costs associated with individual or group shareholders;

xxviii)	fidelity bond, trustees and officers errors and omissions liability insurance and other insurance premiums;

xxix)	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying and secretarial and other staff;

xxx)	all fees, costs and expenses of winding up and liquidating the Fund’s assets;

xxxi)

all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings; notices or disclosures related to the Fund’s activities

(including, without limitation, expenses relating to the preparation and filing of filings required under the Securities Act, TIC Form SLT filings, Internal Revenue Service filings under FATCA and FBAR reporting requirements applicable to the Fund or reports to be filed with the CFTC, reports, disclosures, filings and notifications prepared in connection with the laws and/or regulations of jurisdictions in which the Fund engages in activities, including any notices, reports and/or filings required under the AIFMD, European Securities and Markets Authority and any related regulations, and other regulatory filings, notices or disclosures of the Subadviser relating to the Fund and its affiliates relating to the Fund, and their activities) and/or other regulatory filings, notices or disclosures of the Subadviser and its affiliates relating to the Fund including those pursuant to applicable disclosure laws and expenses relating to FOIA requests, but excluding, for the avoidance of doubt, any expenses incurred for general compliance and regulatory matters that are not related to the Fund and its activities;

xxxii)	costs and expenses (including travel) in connection with the diligence and oversight of the Fund’s service providers;

xxxiii)

costs and expenses, including travel, meals, accommodations, entertainment and other similar expenses, incurred by the Subadviser or its affiliates for meetings with existing investors and any intermediaries, registered investment advisors, financial and other advisors representing such existing investors; and

xxxiv)

all other expenses incurred by the Administrator in connection with administering the Fund’s business; provided however, that in the event the Fund adopts a distribution and shareholder servicing plan adopted pursuant to Rule 12b-1 under the 1940 Act (the “Distribution and Shareholder Servicing Plan”), any payments made by the Fund for activities primarily intended to result in the sale of Shares will be paid pursuant to the Distribution and Shareholder Servicing Plan.

In addition, after the Fund has commenced a Public Offering but prior to the qualification of the Shares as Covered Securities, the following provision Section 3(xxxv) shall apply.

xxxv)

In addition to the compensation paid to the Subadviser pursuant to Section 8, the Adviser shall reimburse the Subadviser for all expenses of the Fund incurred by the Subadviser as well as the actual cost of goods and services used for or by the Fund and obtained from entities not affiliated with the Subadviser. The Subadviser or its affiliates may be reimbursed for the administrative services performed by it or such affiliates on behalf of the Fund pursuant to any separate administration or co-administration agreement with the Subadviser; however, no reimbursement shall be permitted for services for which the Subadviser is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be:

(1)	rent or depreciation, utilities, capital equipment, and other administrative items of the Subadviser; and

(2)

salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Subadviser. The term “Controlling Person” shall mean a person, whatever his or her title, who performs functions for the Subadviser similar to those of (a) the chairman or other member of a board of directors, (b) executive officers or (c) those holding 10% or more equity interest in the Subadviser, or a person having the power to direct or cause the direction of the Subadviser, whether through the ownership of voting securities, by contract or otherwise.

From time to time, the Subadviser or its affiliates may pay third-party providers of goods or services. The Adviser will reimburse the Subadviser or such affiliates thereof for any such amounts paid on the Fund’s behalf. From time to time, the Subadviser may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Fund’s shareholders.

4)

Transactions with Affiliates. The Subadviser is authorized on behalf of the Fund, from time to time when deemed to be in the best interests of the Fund and to the extent permitted by applicable law, to purchase and/or sell securities in which the Subadviser or any of its affiliates underwrites, deals in and/or makes a market and/or may perform or seek to perform investment banking services for issuers of such securities. The Subadviser is further authorized, to the extent permitted by applicable law, to select brokers (including any brokers affiliated with the Subadviser) for the execution of trades for the Fund.

5)	Best Execution; Research Services.

a)

The Subadviser is authorized, for the purchase and sale of the Fund’s portfolio securities, to employ such dealers and brokers as may, in the judgment of the Subadviser, implement the policy of the Fund to obtain the best results, taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, the Subadviser is authorized to direct the execution of the Fund’s portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Subadviser to be useful or valuable to the performance of its investment advisory functions for the Fund. It is understood that in these circumstances, as contemplated by Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the commissions paid may be higher than those which the Fund might otherwise have paid to another broker if those services had not been provided. Information so received will be in addition to and not in lieu of the services required to be performed by the Subadviser. It is understood that the expenses of the Subadviser will not necessarily be reduced as a result of the receipt of such information or research. Research services furnished to the Subadviser by brokers who effect securities transactions for the Fund may be used by the Subadviser in servicing other investment companies, entities or funds and accounts which it manages. Similarly, research services furnished to the Subadviser by brokers who effect securities transactions for other investment companies, entities or funds and accounts which the Subadviser manages may be used by the Subadviser in servicing the Fund. It is understood that not all of these research services are used by the Subadviser in managing any particular account, including the Fund.

b)

On occasions when the Adviser deems the purchase or sale of a security or other instruments to be in the best interest of the Fund as well as other clients, the Adviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or other instruments to be so sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or other instruments so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients.

c)

Excess Brokerage Commissions. The Subadviser is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Fund to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that such amount of commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Fund’s portfolio, and constitutes the best net results for the Fund.

In addition, after the Fund has commenced a Public Offering, but prior to the qualification of the Shares as Covered Securities, the following Section 5(d) shall apply.

d)

All Front End Fees (as defined in the Fund’s Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”)) shall be reasonable and shall not exceed 18% of the gross proceeds of any offering, regardless of the source of payment and the percentage of gross proceeds of any offering committed to investment shall be at least eighty-two percent (82%). All items of compensation to underwriters or dealers, including, but not limited to, selling commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Fund, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

6)	Services Not Deemed Exclusive. The Adviser, Fund and the Board acknowledge and agree that:

a)

the investment advisory services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser and any of its affiliates or related persons shall be free to render similar services to others and to use the research developed in connection with this Agreement for other Advisory Clients or affiliates. The Fund agrees that the Subadviser may give advice and take action with respect to any of its other Advisory Clients which may differ from advice given or the timing or nature of action taken with respect to any client or account so long as it is the Subadviser’s policy, to the extent practicable, to allocate investment opportunities to the client or account on a fair and equitable basis relative to its other Advisory Clients. It is understood that the Subadviser shall not have any obligation to recommend for purchase or sale any loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of the Subadviser, such transaction or investment appears unsuitable, impractical or undesirable for the Fund. Nothing herein shall be construed as constituting the Subadviser an agent of the Fund;

b)

the Subadviser and its affiliates may face conflicts of interest as described in the Fund’s Registration Statement and/or the Fund’s periodic filings with the SEC (as such disclosures may be updated from time to time) and such disclosures have been provided, and any updates will be provided, to the Board in connection with its consideration of this Agreement and any future renewal of this Agreement; and

c)	The Subadviser shall not take any action which in its sole judgment made in good faith would contravene any express written direction from the Adviser.

7)	Responsibility of Dual Directors, Officers and/or Employees.

a)

If any person is a manager, partner, officer or employee of the Subadviser or the Adviser or becomes a director, officer and/or employee of the Fund and acts as such in any business of the Fund, then such manager, partner, officer and/or employee of the Subadviser or the Adviser shall be deemed to be acting in such capacity solely for the Fund, and not as a manager, partner, officer or employee of the Subadviser or the Administrator or under the control or direction of the Subadviser or the Adviser, even if paid by the Subadviser or the Adviser.

b)	The Subadviser shall authorize and permit any of its directors, officers and employees who may be elected as trustees or officers of the Fund to serve in the capacities in which they are elected.

c)	Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any of such directors, officers or employees.

8)

Compensation. In consideration for the Subadviser’s provision of the investment advisory services hereunder, the Adviser shall pay the Subadviser fifty percent (50%) of the fees payable to the Adviser pursuant to the Advisory Agreement, payable promptly after receipt of such amounts by the Adviser from the Fund. At the Subadviser’s request, the Adviser shall arrange for the fees payable to the Subadviser hereunder to be paid to the Subadviser directly by the Fund on the same day the Fund pays the Adviser its fees under the Advisory Agreement. The Adviser agrees that without written approval of the Subadviser, it will not waive the receipt of fees nor defer the fees pursuant to the Advisory Agreement, nor modify the Advisory Agreement so as to adversely amend or waive the terms or types of payments due under the Advisory Agreement.

9)	Representations and Warranties.

a)

The Subadviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act, and the Subadviser agrees to maintain effective all material requisite registrations, authorizations and licenses, as the case may be, until the termination of this Agreement.

In addition, after the Fund has commenced a Public Offering but prior to the qualification of the Shares as Covered Securities, the following provisions in Sections 9(c) – (e) shall apply.

b)

The Subadviser shall assist the Adviser in preparing or shall assist in causing to be prepared and distributed to shareholders during each year the following reports of the Fund (either included in a periodic report filed with the SEC or distributed in a separate report) (i) within sixty (60) days of the end of each quarter, a report containing the same financial information contained in the Fund’s Quarterly Report on Form 10-Q filed by the Fund under the Exchange Act and (ii) within one hundred and twenty (120) days after the end of the Fund’s fiscal year, (a) an annual report that shall include financial statements prepared in accordance with U.S. GAAP which are audited and reported on by independent certified public accountants; (b) a report of the material activities of the Fund during the period covered by the report; (c) where forecasts have been provided to the Fund’s shareholders, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (d) a report setting forth distributions to the Fund’s shareholders for the period covered thereby and separately identifying distributions from: (A) cash flow from operations during the period; (B) cash flow from operations during a prior period which have been held as reserves; (C) proceeds from disposition of assets; and (D) reserves from the gross proceeds of the Fund’s offering.

c)

From time to time and not less than quarterly, the Adviser shall cause the Subadviser to review the Fund’s accounts to determine whether cash distributions are appropriate. The Fund may, subject to authorization by the Board, distribute pro rata to the Fund’s shareholders funds which the Board deems unnecessary to retain in the Fund. The Board may from time to time authorize the Fund to declare and pay to the Fund’s shareholders such dividends or other distributions, in cash or other assets of the Fund or in securities of the Fund, including in Shares of one class or series payable to the holders of the Shares of another class or series, or from any other source as the Board in its discretion shall determine. Any such cash distributions to the Adviser shall be made only in conjunction with distributions to shareholders and only out of funds properly allocated to the Adviser’s account. All such cash distributions shall be made only out of funds legally available therefor pursuant to the Delaware General Corporation Law, as amended from time to time.

d)

The Subadviser shall, in its sole discretion, temporarily place proceeds from offerings by the Fund of its equity securities into short-term, highly liquid investments which, in its reasonable judgment, afford appropriate safety of principal during such time as it is determining the composition and allocation of the portfolio of the Fund and the nature, timing and implementation of any changes thereto pursuant to Section 2 of the this Agreement; provided however, that the Subadviser shall be under no fiduciary obligation to select any such short-term, highly liquid investment based solely on any yield or return of such investment. The Subadviser shall cause any proceeds of the Public Offering of Fund securities not committed for investment within the later of two years from the date of effectiveness of the Registration Statement or one year from termination of the Public Offering, unless a longer period is permitted by the applicable State Administrator, to be paid as a distribution to the shareholders of the Fund as a return of capital without deduction of a sales load.

10)	Limitation of Liability of the Subadviser; Indemnification.

a)

The Subadviser and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it (the “Indemnified Parties”) shall not be liable for any error of judgment or mistake of law or for any act or omission or any loss suffered by the Fund in connection with the matters to which this Agreement relates, provided that the Subadviser shall not be protected against any liability to the Fund or its shareholders to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the reckless disregard of its duties and obligations (“disabling conduct”). An Indemnified Party may consult with counsel and accountants in respect of the Fund’s affairs and shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel and accountants; provided, that such counsel or accountants were selected with reasonable care. Absent disabling conduct, the Fund will indemnify the Indemnified Parties against, and hold them harmless from, any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Subadviser’s services under this Agreement or otherwise as adviser for the Fund. The Indemnified Parties shall not be liable under this Agreement or otherwise for any loss due to the mistake, action, inaction, negligence, dishonesty, fraud or bad faith of any broker or other agent; provided, that such broker or other agent shall have been selected, engaged or retained and monitored by the Subadviser in good faith, unless such action or inaction was made by reason of disabling conduct, or in the case of a criminal action or proceeding, where the Subadviser had reasonable cause to believe its conduct was unlawful.

Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before which the proceeding was brought that the Indemnified Party was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Indemnified Party was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of Trustees of the Fund who are neither “interested persons” of the Fund nor parties to the proceeding (“disinterested non-party trustees”) or (b) an independent legal counsel in a written opinion.

An Indemnified Party shall be entitled to advances from the Fund for payment of the reasonable expenses (including reasonable counsel fees and expenses) incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under law. Prior to any such advance, the Indemnified Party shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met:

i)	the Indemnified Party shall provide a security in form and amount acceptable to the Fund for its undertaking;

ii)	the Fund is insured against losses arising by reason of the advance; or

iii)

a majority of a quorum of disinterested non-party Trustees or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the Indemnified Party will ultimately be found to be entitled to indemnification.

The following provisions in Sections 10(b)–(c) shall (i) not apply in respect of the Subadviser or the Administrator and (ii) apply only after the Fund has commenced a Public Offering but prior to the qualification of the Shares as Covered Securities.

b)

Notwithstanding Section 10(a) to the contrary, the Fund shall not provide for indemnification of an Indemnified Party for any liability or loss suffered by an Indemnified Party, nor shall the Fund provide that any of the Indemnified Parties be held harmless for any loss or liability suffered by the Fund, unless all of the following conditions are met:

i)	the Fund has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Fund;

ii)	the Fund has determined, in good faith, that the Indemnified Party was acting on behalf of or performing services for the Fund;

iii)

the Fund has determined, in good faith, that such liability or loss was not the result of (A) negligence or misconduct, in the case that the Indemnified Party is the Subadviser or an Affiliate (as defined in the Declaration of Trust) of the Subadviser, or (B) gross negligence or willful misconduct, in the case that the Indemnified Party is a director of the Fund who is not also an officer of the Fund or the Subadviser or an Affiliate of the Subadviser; and

iv)	such indemnification or agreement to hold harmless is recoverable only out of the Fund’s net assets and not from the Fund shareholders.

v)

Furthermore, the Indemnified Party shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

(1)	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnified Party;

(2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnified Party; or

(3)

a court of competent jurisdiction approves a settlement of the claims against the Indemnified Party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which Shares were offered or sold as to indemnification for violations of securities laws.

c)	The Fund may pay or reimburse reasonable legal expenses and other costs incurred by the Indemnified Party in advance of final disposition of a proceeding only if all of the following are satisfied:

i)	the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Fund;

ii)

the Indemnified Party provides the Fund with written affirmation of such Indemnified Party’s good faith belief that the Indemnified Party has met the standard of conduct necessary for indemnification by the Fund;

iii)

the legal proceeding was initiated by a third party who is not a Fund shareholder, or, if by a Fund shareholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

iv)

the Indemnified Party provides the Fund with a written agreement to repay the amount paid or reimbursed by the Fund, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnified Party did not comply with the requisite standard of conduct and is not entitled to indemnification.

11)	Effectiveness, Duration and Termination of Agreement.

a)

This Agreement shall become effective as of the date hereof; provided, however, that this Agreement may be terminated at any time, without the payment of any penalty, on 60 days’ written notice by the Fund, by the Board or by vote of a majority of the outstanding voting interests (as defined in the 1940 Act) of the Fund, or on not less than 120 days’ written notice by the Subadviser to the Adviser and the Fund, without the payment of any penalty, on not less than 120 days’ written notice to the Fund. The provisions of Section 10 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Subadviser shall be entitled to any amounts owed under Sections 3 or 8 through the date of termination or expiration, and Section 10 shall continue in force and effect and apply to the Subadviser and its representatives as and to the extent applicable.

b)

This Agreement shall continue in effect for two years from the date hereof, or to the extent consistent with the requirements of the 1940 Act, from the date of the Fund’s election to be regulated as a BDC under the 1940 Act, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (i) the vote of the Board, or by the vote of a majority of the outstanding voting securities of the Fund and (ii) the vote of a majority of the Fund’s Board who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act.

c)	This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) by the Adviser.

In addition, after the Fund has commenced a Public Offering, but prior to the qualification of the Fund’s Shares as Covered Securities, the following Sections 11(d) – (f) shall apply.

d)

After the termination of this Agreement, the Subadviser shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Fund within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, including any deferred fees. The Adviser shall promptly upon termination:

i)

Deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;

ii)	Deliver to the Board all assets and documents of the Fund then in custody of the Subadviser; and

iii)	Cooperate with the Fund to provide an orderly management transition.

e)

Without the approval of holders of a majority of the Shares entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of the Declaration of Trust, the Adviser shall not: (i) modify this Agreement except for amendments that do not adversely affect the rights of the shareholders; (ii) appoint a new Adviser (other than a sub-adviser pursuant to the terms of this Agreement and applicable law); (iii) sell all or substantially all of the Fund’s assets other than in the ordinary course of the Fund’s business or as otherwise permitted by law; or (iv) except as otherwise permitted herein, voluntarily withdraw as the Subadviser unless such withdrawal would not affect the tax status of the Fund and would not materially adversely affect the shareholders.

f)

The Fund may terminate the Subadviser’s interest in the Fund’s revenues, expenses, income, losses, distributions and capital by payment of an amount equal to the then present fair market value of the terminated Subadviser’s interest, determined by agreement of the terminated Subadviser and the Fund. If the Fund and the Subadviser cannot agree upon such amount, the parties will submit to binding arbitration which cost will be borne equally by the Adviser and the Subadviser. The method of payment to the terminated Subadviser must be fair and must protect the solvency and liquidity of the Fund.

12)	Conflicts of Interest and Prohibited Activities.

After the Fund has commenced a Public Offering, but prior to the qualification of the Shares as Covered Securities, the following provisions in this Section 12 shall apply.

a)	The Subadviser is not hereby granted or entitled to an exclusive right to sell or exclusive employment to sell assets for the Fund.

b)

The Subadviser shall not: (i) receive or accept any rebate, give-up or similar arrangement that is prohibited under applicable federal or state securities laws; (ii) participate in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions; or (iii) enter into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws.

c)

The Subadviser shall not directly or indirectly pay or award any fees or commissions or other compensation to any person engaged to sell Shares or give investment advice to a potential shareholder; provided, however, that this subsection shall not prohibit the payment to a registered broker-dealer or other properly licensed agent of sales commissions or other compensation (including cash compensation and non-cash compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing Shares, including out of the Subadviser’s own assets, including those amounts paid to the Subadviser under this Agreement.

d)

The Subadviser covenants that it shall not permit or cause to be permitted the Fund’s funds to be commingled with the funds of any other person and the Fund’s funds will be protected from the claims of affiliated companies.

13)	Access to Shareholder List.

After the Fund has commenced a Public Offering, but prior to the qualification of the Shares as Covered Securities, the following provision in this Section 13 shall apply.

a)

If a shareholder requests a copy of the Shareholder List pursuant to Section 11.3 of the Fund’s Declaration of Trust, as may be amended from time to time, or any successor provision thereto (the “Declaration Shareholder List Provision”), the Subadviser is hereby authorized to request a copy of the Shareholder List from the Fund’s transfer agent and send a copy of the Shareholder List to any shareholder so requesting in accordance with the Declaration Shareholder List Provision. The Adviser and the Board shall be liable to any shareholder requesting the list for the costs, including attorneys’ fees, incurred by that shareholder for compelling the production of the Shareholder List, and for actual damages suffered by any shareholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Shareholder List is to secure such list of shareholder or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a shareholder relative to the affairs of the Fund.

14)	Amendments. This Agreement may be amended by mutual written consent, but the consent of the Fund must be obtained in conformity with the requirements of the 1940 Act.

15)	Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof.

16)

Notices. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Adviser at 1345 Avenue of the Americas, New York, NY 10105, Attention: General Counsel; or (2) to the Subadviser at 500 Boylston Street, Suite 1200, Boston, MA 02116, Attention: General Counsel; or (3) to the Fund at 1345 Avenue of the Americas, New York, NY 10105, Attention: Head of Legal and Compliance.

17)

Third Party Beneficiaries. Except for the Indemnified Parties (with respect to Section 10 hereof) each being an intended beneficiary of the applicable sections of this Agreement, this Agreement is for the sole benefit of the parties hereto and nothing herein express or implied will give or be construed to give to any person, other than the parties hereto, any legal or equitable rights hereunder.

18)

Severability. If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held to be inconsistent with any present or future law, ruling, rule or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

19)

Counterparts; Headings. This Agreement may be executed in counterparts, each of which will be deemed to be an original copy and all of which together will constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties will not have signed the same counterpart. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement.

20)

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations.

For so long as the Fund is a registered investment company under the 1940 Act, this Agreement will also be construed in accordance with the applicable provisions of the 1940 Act and the Advisers Act. In such case, to the extent the applicable laws of the State of Delaware or any of the provisions herein conflict with the provisions of the 1940 Act or the Advisers Act, the 1940 Act and the Advisers Act will control.

21)

Advising Other Clients on Fund Shares. If any occasion should arise in which the Subadviser gives any advice to its clients concerning the Shares of the Fund, the Subadviser will act solely as investment counsel for such clients and not in any way on behalf of the Fund except to the extent that the Subadviser is acting as principal underwriter of the Shares of the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its directors, officers or employees will act as a principal.

22)	Survival. The provisions of Sections 8, 10, 11, 14, 15, 16, 17, 19, 20 and this 22 hereof shall survive the termination of this Agreement.

(signature page follows)

IN WITNESS WHEREOF the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

FIRST EAGLE PRIVATE CREDIT FUND

By:	/s/ David O’Connor
Name: David O’Connor
Title: Head of Legal & Compliance

FIRST EAGLE INVESTMENT MANAGEMENT, LLC

By:	/s/ David O’Connor
Name: David O’Connor
Title: General Counsel and Head of Legal & Compliance

FIRST EAGLE ALTERNATIVE CREDIT, LLC

By:	/s/ Sabrina Rusnak-Carlson
Name: Sabrina Rusnak-Carlson
Title: General Counsel and Secretary

[Signature Page to Subadvisory Agreement (First Eagle Private Credit Fund)]